                       EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the 30th day of December, 1996, by and among JEFFERSON SAVINGS BANCORP, INC., a Delaware corporation ("Jefferson"), FIRST FEDERAL SAVINGS BANK OF NORTH TEXAS, a Federal savings bank and wholly owned subsidiary of Jefferson ("First Federal"), and JOE L. WILLIAMS ("Officer").

                             RECITALS

     A. WHEREAS, Jefferson, First Federal and Texas Heritage Savings Association/Banc, a Texas state savings association ("Texas Heritage"), have entered into that certain Agreement and Plan of Merger dated May 31, 1996, as amended on August 31, 1996 and October 9, 1996 (as amended, the "Merger Agreement"), pursuant to which Texas Heritage will merge with and into First Federal (the "Merger"), with First Federal being the survivor (referred to herein as the "Resulting Bank").

     B. WHEREAS, the Resulting Bank and Jefferson desire to assure themselves of the services of Officer to the Resulting Bank after the consummation of the Merger, and Officer also desires to provide his services to the Resulting Bank on a full time basis pursuant to the terms and conditions set forth in this Agreement.

     C. WHEREAS, The parties hereto desire to set forth their mutual understandings and agreements with respect to the foregoing

                          AGREEMENT

     In consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties by their execution hereof), the parties agree as follows:

     SECTION 1.  EMPLOYMENT.   Resulting Bank agrees to employ,
     ---------   ----------
and Jefferson agrees to cause Resulting Bank to employ, Officer as an executive officer of Resulting Bank under the title of President and Chief Operating Officer of the Dallas/Fort Worth division of Resulting Bank and Officer agrees to be so employed during the term of this Agreement, upon the terms and conditions hereinafter set forth (the "Employment").

     SECTION 2.  TERM OF AGREEMENT.   The term of the Employment
     ---------   -----------------
under this Agreement (the "Term") shall commence on the Closing Date (as such term is defined in the Merger Agreement) and shall continue in full force and effect for a period of three (3) years thereafter subject to the provisions of Section 5 and
Section 10 hereof. The Term may be extended for such additional one (l) year periods as the parties hereto may agree upon in writing from time to time.

     SECTION 3.  DUTIES.   During the Term of this Agreement,
     ---------   ------
Officer shall devote his full business time and best efforts in carrying out his duties as an executive officer of Resulting Bank as aforesaid, including without limitation (i) maintaining, promoting and developing customer relations, (ii) supporting and promoting the interests of the Resulting Bank, and (iii) such other duties as are appropriate for an employee holding an executive level position as may be assigned to Officer by the Resulting Bank; provided, however, that Officer's duties shall be commensurate with and no less than the duties generally assigned to the head of a savings association branch of Texas Heritage's size. Officer covenants and agrees to diligently, exclusively and faithfully serve the Resulting Bank or its successors, consistent with his historical practices, to devote his full business time, attention, time, care, undivided loyalty and best efforts to the performance of such services and the fulfillment of duties attendant thereto.

     SECTION 4.  COMPENSATION.   As full consideration for all
     ---------   ------------
services Officer shall render to the Resulting Bank hereunder, Jefferson shall cause the Resulting Bank to compensate Officer in the following manner:

       (a)  ANNUAL SALARY.  Resulting Bank shall pay Officer
            -------------
an annual salary of One Hundred Twenty Five Thousand Dollars ($125,000.00), payable in the manner and in accordance with the customary payroll practices of the Resulting Bank. Officer's annual salary may be increased from time to time in accordance with the normal business practices of the Resulting Bank as determined by the Board of Directors of the Resulting Bank. Officer shall not receive additional compensation or fees for services on the Board of Directors of the Resulting Bank or any committees thereof.

       (b)  BONUS.  In addition to his annual salary,
            -----
Officer shall, during the Term of this Agreement, be eligible to participate in Jefferson's executive bonus plan, as such plan may exist from time to time, at such level as determined at the sole discretion of the Board of Directors of Jefferson.

       (c)  OTHER BENEFITS.
            --------------
            (i)  CORPORATE BENEFITS.  Officer shall, during
                 ------------------
  the Term of this Agreement, be entitled to participate in any and all employee welfare plans, employee benefit plans, retirement plans, medical plans and similar plans of the Resulting Bank generally now or hereafter in effect and open to participation by qualifying employees of the Resulting Bank generally (in accordance with the eligibility and other requirements established for such corporate benefits).

            (ii) REIMBURSEMENT FOR BUSINESS EXPENSES.
                 -----------------------------------
  Officer shall, during the Term of this Agreement, receive reimbursement in full for all reasonable business and travel expenses incurred by Officer in performing his duties hereunder.

            (iii)  VACATION.  Officer shall during the Term
                   --------
  of this Agreement, receive such amount of paid vacation during each calendar year in accordance with the normal vacation policy of the Resulting Bank, but in no event less than four (4) weeks during each calendar year.

            (iv)  AUTOMOBILE.  Officer shall, during the Term of
                  ----------
  this Agreement, be provided an automobile use in the performance of his duties to Resulting Bank, as consistent with Resulting Bank's policy as now or hereafter in effect with to the furnishing of automobiles to Resulting Bank's officers.

     SECTION 5.  TERMINATION.  The Board of Directors of the
     ---------   -----------
Resulting Bank may terminate Officer's


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

employment at any time, but any termination by the Board other than for Cause (as hereafter defined) shall not prejudice Officer's right to compensation or other benefits expressly provided for under this Agreement. Upon termination of Officer's employment during the Term of this Agreement because of death, Disability, Resignation or Cause, this Agreement shall terminate with neither party having any further rights or obligations except as provided in this Section 5 and Sections 6, 7 and 9 below. As used above, the terms "Disability," "Resignation" and "Cause" shall have the meanings set forth below.

       (a)  DISABILITY.  "Disability" shall mean termination
            ----------
because of Officer's absence from duties with the Resulting Bank on a full time basis for the waiting period specified in the Disability Insurance Policy of the Resulting Bank, as a result of incapacity due to physical or mental illness.

       (b)  RESIGNATION.  "Resignation" shall mean voluntary
            -----------
termination by Officer for any reason whatsoever.

       (c)  CAUSE.  "Cause" shall mean termination by the
            -----
Resulting Bank upon (A) Officer's continued failure to substantially perform duties for the Resulting Bank (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Officer by the Board of Directors of Jefferson, which specifically identifies the manner in which such Board of Directors believes that Officer has not been substantially performing his duties, or (B) Officer's misconduct which is reasonably believed to be materially injurious to Jefferson or the Resulting Bank, which shall be deemed to include Officer's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or final cease and desist order, or material breach of this Agreement.

       (d)  NOTICE OF TERMINATION.  Any termination pursuant
            ---------------------
to this Section 5 shall be communicated by written Notice of Termination delivered to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth, in reasonable detail, the facts and circumstances claimed to provide a basis for termination of Officer's employment under the provision so indicated.

       (e)  DATE OF TERMINATION.  "Date of Termination"
            -------------------
shall mean the date on which a Notice of Termination is given.

     SECTION 6.  CERTAIN BENEFITS UPON TERMINATION DUE TO
     ---------   ----------------------------------------
DISABILITY; TERMINATION FOR CAUSE.  If, during the Term of this
---------------------------------
Agreement, Officer's employment by the Resulting Bank shall be terminated because of Disability, then Officer shall receive the benefits provided by the Resulting Bank's Disability Insurance Policy, which benefits shall be no less than those currently provided under Texas Heritage's Disability Insurance Policy. Officer shall have no right to receive compensation or benefits for any period after termination for Cause.

     SECTION 7.  COVENANT NOT TO COMPETE.  Officer agrees that,
     ---------   -----------------------
in the event that his employment with the Resulting Bank is lawfully terminated because of Cause or Resignation, he will not Carry on or Participate in the Banking or Financial Business (as such activity is defined below) in Dallas, Texas (the

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"Trade Area"), for a period of two (2) years (the
"Noncompetition Period") after such termination. As used in this Agreement, the term "Carry on or Participate in the Banking or Financial Business" shall mean engaging in material competition, directly or indirectly, with Jefferson or the Resulting Bank (and/or their subsidiaries or affiliates, or their successors or assigns) solely or jointly with others, as a director, officer, employee, agent, partner, joint venturer, advisor, consultant, stockholder, individual proprietor or lender or, in any other manner or capacity whatever, engaging in or rendering material banking or financial services to any other bank, savings association, holding, company, mortgage company, finance company, loan company or other financial institution or business which is in competition with Jefferson or the Resulting Bank (and/or their subsidiaries or affiliates or their successors or assigns) and which such other business has a main office, branch office, loan production office or which otherwise solicits business directly or indirectly within the Trade Area. In addition to the foregoing, for a period of two (2) years after such termination, Officer shall not solicit any banking business from any customer of Jefferson or the Resulting Bank or their subsidiaries. As used in this Section 7, the term "stockholder" shall not include any investment in a public corporation where Officer owns less than 5% of the stock issued and outstanding.

     SECTION 8.  PROVISIONS RELATING TO THE NON-COMPETE
     ---------   --------------------------------------
COVENANT.   Officer acknowledges and agrees that the
--------
restrictions contained in Section 7 are reasonable. In the event, however, that any of such restrictions are considered unreasonable by a court of competent jurisdiction, then the court so holding may effect any change to the restrictions necessary to render the same enforceable by the court. Officer acknowledges that any violation by him of the provisions of
Section 7 could cause serious and irreparable harm to Jefferson and the Resulting Bank incapable of being measured in money damages. Accordingly, Office acknowledges and agrees that, in the event of a breach or threatened breach by him of the provisions of Section 7, Jefferson and the Resulting Bank, or either of them, shall be entitled to seek, in addition to other rights or remedies, an injunction or restraining order against Officer.

     SECTION 9.  CONFIDENTIAL INFORMATION.  Officer agrees that
     ---------   ------------------------
he shall not, to the detriment of Jefferson or the Resulting Bank (and/or their subsidiaries or affiliates, or their successors or assigns), impart any confidential information or knowledge relative to Jefferson or the Resulting Bank (and/or their subsidiaries or affiliates, or their successors or assigns), to any person or entity, corporate or otherwise, without specific prior written permission from Jefferson to do so, and Officer agrees that all such information or knowledge shall be kept strictly confidential. Officer confirms and agrees that such information constitutes the exclusive property of Jefferson and the Resulting Bank. The provisions of this
Section 9 shall survive any termination of this Agreement for a period of two (2) years.

     SECTION 10.  REGULATORY COMPLIANCE MATTERS.
     ---------    -----------------------------
       (a) If Officer is suspended and/or temporarily prohibited from participating in the conduct of the Resulting Bank's affairs as the result of a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act, the Resulting Bank's obligations hereunder shall be suspended for the period of time Officer is so suspended or temporarily prohibited beginning on the date of service of such notice to the Resulting Bank, unless such suspension of Officer is stayed by appropriate proceedings. If the charges in the notice are dismissed, the Resulting Bank may in its discretion (i) pay Officer all or part of the compensation withheld while its obligations hereunder were suspended, and (ii) reinstate, in whole or in part, any of such obligations.

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       (b)  If Officer is removed and/or permanently
prohibited from participating in the conduct of the Resulting Bank's affairs by an order issued under Section 8(e)(4) or
(g)(1) of the Federal Deposit Insurance Act, all obligations of the Resulting Bank hereunder shall terminate as of the effective date of the order and the Resulting Bank shall not be required to provide Officer with a Notice of Termination.
Notwithstanding the foregoing, the obligations provided in
Section 9 hereof, and any rights of the parties hereunder which have vested as of such effective date, shall not be affected.

       (c) If the Resulting Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all obligation of the parties hereunder shall terminate as of the date of the default and the Resulting Bank shall not be require to provide Officer with a Notice of Termination. Notwithstanding the foregoing, the obligations provided in
Section 9 hereof, and any rights of the parties hereunder which have vested as of the date of default, shall not be affected.

       (d) All obligations hereunder shall be terminated, except to the extent it is determined that continuation of this Agreement is necessary for the continued operation of the Resulting Bank (i) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee, at the time the Federal Deposit Insurance Corporation or Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Resulting Bank under the authority contained in
Section 13(c) of the Federal Deposit Insurance Act, or (ii) by the Director of his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to the operation of the Resulting Bank or when the Resulting Bank is determined by the Director to be in an unsafe or unsound condition. In any such event, the Resulting Bank shall not be required to provide Officer with a Notice of Termination. Notwithstanding the foregoing, any rights of the parties hereunder which have already vested shall not be affected by an action described in this Section 10(d).

     SECTION 11.  NOTICES.  All notices or other communications
     ----------   -------
hereunder shall be in writing and shall be deemed to have been given when personally delivered or deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, or sent by Federal Express or other recognized overnight courier service that provides proof of delivery, and addressed as follows:

       (a)  if to Jefferson:

                 Jefferson Savings Bancorp, Inc.
                 14915 Manchester Road
                 Ballwin, Missouri 63011
                 Attention:  David V. McCay
                             Chairman of the Board and President

with a copy to:

                 John K. Pruellage, Esq.
                 Lewis, Rice & Fingersh, L.C.
                 500 North Broadway, Suite 2000
                 St. Louis, Missouri 63102

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       (b)  if to the Resulting Bank:

                 First Federal Savings Bank of North Texas
                 116 E. South Street
                 Longview, Texas 75606
                 Attention:  David V. McCay
                             Chairman of the Board and President

with a copy to:

                 John K. Pruellage, Esq.
                 Lewis, Rice & Fingersh, L.C.
                 500 North Broadway, Suite 2000
                 St. Louis, Missouri 63102


       (c)  if to Officer:

                 Joe L. Williams
                 5109 Greensboro
                 Sachse, Texas  75048

with a copy to:

                 Kevin L. Twining, Esq.
                 Locke Purnell Rain Harrell
                 2200 Ross Avenue
                 Suite 2200
                 Dallas, Texas  75201-6776

or to such other address as notice shall have been give pursuant to the provisions hereof.

     SECTION 12.  AMENDMENT AND MODIFICATION.  No amendment,
     ----------   --------------------------
modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure herefrom, shall in any event be effective unless the same is in writing and is signed by the party against whom enforcement of the same is sought. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement is to be effective only in the specific instance and for the specific purpose for which given.

     SECTION 13.  ASSIGNMENT.  No party may assign or transfer
     ----------   ----------
any of its rights or obligations under this Agreement to any other person without the prior written consent of the other party hereto.

     SECTION 14.  CAPTIONS.  Captions contained in this
     ----------   --------
Agreement have been inserted herein only as a

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matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

     SECTION 15.  COMPLIANCE WITH LAW.  None of the terms or
     ----------   -------------------
provisions of this Agreement require any of the parties to take any action prohibited by, or contrary to, applicable law.

     SECTION 16.  COUNTERPARTS.  This Agreement may be executed
     ----------   ------------
by the parties on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

     SECTION 17.  ENTIRE AGREEMENT.  This Agreement constitutes
     ----------   ----------------
the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, letters of intent, understandings, negotiations and discussions of the parties, whether oral or written.

     SECTION 18.  FAILURE OR DELAY.  No failure on the part of
     ----------   ----------------
any party to exercise, and no delay in exercising, any right, power or privilege hereunder operates as a waiver thereof; nor does any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. No notice to or demand on any party in any case entitles such party to any other or further notice or demand in similar or other circumstances.

     SECTION 19.  FURTHER ASSURANCES.  The parties shall execute
     ----------   ------------------
and deliver such further instruments and do such further acts and things as may reasonably be required to carry out the intent and purpose of this Agreement.

     SECTION 20.  GOVERNING LAW.  This Agreement and the rights
     ----------   -------------
and obligations of the parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Texas applicable to contracts made and to be performed wholly within Texas, without regard to choice or conflict of laws rules.

     SECTION 21.  SUCCESSORS AND ASSIGNS.  All provisions of
     ----------   ----------------------
this Agreement are binding upon, inure to the benefit of, and are enforceable by or against, the parties and their respective heirs, executors, administrators or other legal representatives and permitted successors and assigns.

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     IN WITNESS WHEREOF, the parties hereto have duly executed
this Agreement as of the day and year first above written.



                     JEFFERSON SAVINGS BANCORP, INC.

                     By: /s/ David V. McCay
                         _______________________________________
                         David V. McCay
                         Chairman of the Board and President

                     FIRST FEDERAL SAVINGS BANK OF
                          NORTH TEXAS



                     By: /s/ David V. McCay
                         _______________________________________
                         David V. McCay
                         Chairman of the Board and President


                         /s/ Joe L. Williams
                         _______________________________________
                         JOE L. WILLIAMS


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